EXHIBIT 99.1

Empower Technologies, Inc.

CONTENTS

PAGE	1	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	2	BALANCE SHEET AS OF DECEMBER 31, 2016

PAGE	3	STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2016

PAGE	4	STATEMENT OF CHANGES IN STOCKHOLDER’S DEFICIT FOR THE YEAR ENDED DECEMBER 31, 2016

PAGE	5	STATEMENT OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2016

PAGES	6 - 11	NOTES TO FINANCIAL STATEMENTS

432 Park Avenue South, 10th Floor New York, NY 10016 / (212) 481-3490 1901 South Congress Avenue, Suite 110 Boynton Beach, FL 33426 / (561) 752-1721

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Director of:

Empower Technologies, Inc.

We have audited the accompanying balance sheet of Empower Technologies, Inc. (the “Company”) as of December 31, 2016 and the related statements of operations, changes in stockholders’ deficit and cash flow for the year ended December 31, 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Empower Technologies, Inc. as of December 31, 2016 and the results of its operations and its cash flow for the year ended December 31, 2016 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a working capital deficit and an accumulated deficit. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

LIGGETT & WEBB, P.A.

Certified Public Accountants

Boynton Beach, Florida

January 30, 2018

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  EMPOWER TECHNOLOGIES, INC.

  BALANCE SHEET

  AS OF DECEMBER 31, 2016

December 31,
ASSETS	2016

Current Assets
Cash	$0
Accounts Receivable, net	950
Total Current Assets	950

Deferred Tax Asset	47,900

TOTAL ASSETS	$48,850

LIABILITIES AND STOCKHOLDER’S DEFICIT

Current Liabilities
Accounts Payable	$4,816
Cash Overdraft	1,366
Loan Payable	3,169
Deferred Revenue	84,679
Total Liabilities	94,030

Stockholders’ Deficit:	20
Common Stock, 2,000 shares authorized, 2,000 shares issued and outstanding
Additional paid in capital	6,718
Accumulated deficit	(51,918)
Total stockholders’ deficit	(45,180)

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$48,850

See accompanying notes to financial statements.

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EMPOWER TECHNOLOGIES, INC.

STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2016

Revenues	$224,249

Operating Expenses
Cost of revenue	14,747
Payroll costs	114,521
General and administrative	45,164
Advertising expense	35,976
Total operating expenses	210,408

Income from Operations Before Income Taxes	13,841

Other Expense
Interest expense	(3,808)

Income before provision for Income Taxes	10,033
Provision for Income Taxes	(2,100)

Net Income	$7,933

See accompanying notes to financial statements.

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EMPOWER TECHNOLOGIES, INC.

STATEMENT OF CHANGES IN STOCKHOLDER’S DEFICIT

FOR THE YEAR ENDED DECEMBER 31, 2016

			ADDITIONAL		TOTAL
	COMMON STOCK		PAID IN	ACCUMULATED	STOCKHOLDERS’
	SHARES	PAR VALUE	CAPITAL	DEFICIT	DEFICIT

Balance at December 31, 2015	2,000	$20	$—	(59,851)	$(59,831)

Shareholder Contribution			6,718		6,718
Net Income	—	—	—	7,933	7,933

Balance at December 31, 2016	2,000	$20	$6,718	$(51,918)	$(45,180)

See accompanying notes to financial statements.

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EMPOWER TECHNOLOGIES, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2016

Cash Flows From Operating Activities:
Net Income	$7,933
Adjustments to reconcile net income to net cash used in operating activities:
Bad debt expense	3,754

Changes in operating assets and liabilities:
Accounts receivable	591
Deferred tax asset	2,100
Accounts payable	(15,106)
Deferred revenue	(33,623)
Net Cash Used in Operating Activities	(34,351)

Cash Flows From Investing Activities:
Repayment of loan receivable from shareholder	22,555
Net Cash Flows Provided by Investing Activities	22,555

Cash Flows From Financing Activities:
Cash overdraft	1,366
Contributed capital by shareholder	6,718
Proceeds of loan payable	17,744
Repayment of loan payable	(14,575)
Net Cash Provided by Financing Activities	11,253

Decrease in cash	(543)

Cash at the Beginning of the year	543

Cash at the End of the year	$-

Cash paid for interest	$3,808
Cash paid for income taxes	$-

See accompanying notes to financial statements.

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Empower Technologies, Inc.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2016

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

Empower Technologies, Inc. (the “Company”) was formed under the laws of the State of Nevada on June 20, 2007. The Company specializes in the development and deployment of electronic medical record and billing software through a web-based application.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates. Significant estimates include the valuation of deferred taxes and allowance for bad debt.

(C) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At December 31, 2016, the Company had no cash equivalents.

(D) Income Taxes

We use the asset and liability method to account for income taxes. Under this method, deferred income taxes are determined based on the differences between the tax basis of assets and liabilities and their reported amounts in the financial statements which will result in taxable or deductible amounts in future years and are measured using the currently enacted tax rates and laws. A valuation allowance is provided to reduce net deferred tax assets to the amount that, based on available evidence, is more likely than not to be realized.

The Company follows the provisions of ASC 740-10, Accounting for Uncertain Income Tax Positions. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying consolidated balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

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The Company is a Nevada corporation, taxable income or loss flows at the corporate level. The tax returns of the Company for the years ending in 2017, 2016, and 2015 are subject to examination by the Internal Revenue Service, generally for three years after they are filed.

(E) Accounts Receivable

Accounts receivable are carried at original invoice amount less an estimate made for doubtful accounts. Specific reserves are estimated by management based on certain assumptions and variables, including the customer’s financial condition, age of the customer’s receivables, and changes in payment histories. Accounts receivable are written off when management determines the likelihood of collection is remote. Interest is not charged on accounts receivable that are past due. The Company recorded an allowance for doubtful accounts of $3,754 as of December 31, 2016.

(F) Fair value measurements and Fair value of Financial Instruments

The Company adopted FASB ASC Topic 820, Fair Value Measurements. ASC Topic 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The Company did not identify any assets or liabilities that are required to be presented on the balance sheets at fair value in accordance with ASC Topic 820 (F).

(G) Advertising

Advertising costs are expensed as incurred. Advertising costs were approximately $35,976 for the year ended December 31, 2016.

(H) Business Segments

The Company operates in one segment and therefore segment information is not presented.

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(I) Revenue Recognition

The Company recognizes revenue on arrangements in accordance with FASB ASC Topic. 605 “Revenue Recognition”. In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured. The Company derives revenue from the sale of software licenses when the products are installed and all required post implementation services are completed. The Company recognizes revenue from the sale of software licenses over the license period. The Company recognizes revenue from consulting services as the services are performed. The Company recognizes revenue from hardware sales after the hardware has been installed and accepted by the client.

(J) Recent Accounting Pronouncements

In February 2016, the FASB issued accounting standard update (“ASU”) No. 2016-02, “Leases (Topic 842)”, (“ASU 2016-02”). This ASU requires that an entity should recognize assets and liabilities for leases with a maximum possible term of more than 12 months. A lessee would recognize a liability to make lease payments (the lease liability) and a  right-of-use asset representing its right to use the leased asset (the underlying asset) for the lease term. This guidance also provides accounting updates with respect to lessor accounting under a lease arrangement. This new lease guidance is effective for fiscal years beginning after December 15, 2019. Entities have the option of using either a full retrospective or a modified approach (cumulative effect adjustment in period of adoption) to adopt the new guidance. Early adoption is permitted for all entities. We are currently evaluating the impact of the adoption of this guidance in our consolidated financial statements.

In March 2016, the FASB issued ASU No. 2016-09, “Compensation – Stock Compensation (Topic 718)”, (“ASU 2016-09”). This guidance which simplifies several aspects of the accounting for employee share-based payment transactions, including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, as well as classification in the statement of cash flows. This guidance is effective for annual periods beginning after December 15, 2016, including interim periods within those annual reporting periods. Early adoption is permitted. We are currently evaluating the full impact of the new standard.

In June 2014, FASB issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers.” The update gives entities a single comprehensive model to use in reporting information about the amount and timing of revenue resulting from contracts to provide goods or services to customers. The proposed ASU, which would apply to any entity that enters into contracts to provide goods or services, would supersede the revenue recognition requirements in Topic 605 “Revenue Recognition,” and most industry-specific guidance throughout the Industry Topics of the Codification. Additionally, the update would supersede some cost guidance included in Subtopic 605-35 “Revenue Recognition – Construction-Type and Production-Type Contracts.” The update removes inconsistencies and weaknesses in revenue requirements and provides a more robust framework for addressing revenue issues and more useful information to users of financial statements through improved disclosure requirements. In addition, the update improves comparability of revenue recognition practices across entities, industries, jurisdictions, and capital markets and simplifies the preparation of financial statements by reducing the number of requirements to which an entity must refer. The update is effective for annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. All other entities may apply the guidance in ASU No. 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, including interim reporting periods within that reporting period. All other entities also may apply the guidance in Update 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, and interim reporting periods within annual reporting periods beginning one year after the annual reporting period in which the entity first applies the guidance in ASU No. 2014-09. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

Accounting standards-setting organizations frequently issue new or revised accounting rules. We regularly review all new pronouncements to determine their impact, if any, on our financial statements.

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NOTE 2	GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has a working capital deficit and an accumulated deficit at December 31, 2016. These factors raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The Company’s continuation as a going concern is dependent upon its ability to generate revenues and its ability to continue receiving investment capital to sustain its current level of operations.

Management plans to continue raising additional capital through private placements and is exploring additional avenues for future fund-raising through both public and private sources.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3	COMMITMENTS AND CONTINGENCIES

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse effect on its business, financial condition or operating results.

NOTE 4	LOAN PAYABLE

In July 2016, the Company entered into a Future Receivables Sale Agreement. Under the terms of the Agreement, the Company has sold $17,744 of future receivables for $16,000. The agreement specified a weekly withdrawal from the Company’s bank account in the amount of $633.31 until the loan amount was paid. The loan was paid in full in February 2017.

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NOTE 5	RELATED PARTY TRANSACTIONS

During 2015, the Company loaned a shareholder an additional $22,555. The loan bears no interest and is due on demand. During 2016, the shareholder repaid the outstanding balance in full.

During 2016, the sole shareholder made contributions to the Company of $6,718.

NOTE 6	DEFERRED TAX ASSET

A reconciliation of the Federal and respective State income tax rate as a percentage of income before taxes is as follows:

2016
Federal statutory income tax rate	32.13%
State taxes, net of federal benefit	5.50%
Effective rate for deferred tax asset	37.63%
Less: Valuation allowance	0.00%
Effective income tax rate	37.63%

The Company calculates its deferred tax asset based upon its net operating loss (NOL) carryovers available to offset future taxable income, net of other tax credit(s) or tax deferred liabilities, if any. At December 31, 2016, the Company has an adjusted net operating loss carryforward of approximately $39,600. This loss is allowed to be offset against future income until the year 2036 when the NOL’s will expire. Management has determined that it is more likely than not that the Company will be able to use the NOL carryforward.

Deferred tax asset reflects the tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes plus any available net deferred tax credits. Significant components of the Company’s net deferred tax asset at December 31, 2016 is as follows:

2016
Deferred tax assets:
Provision for bad debt expense	$1,413
Book to tax difference	31,907
Net operating loss carryforward	14,580
Total gross deferred tax assets	47,900
Less: valuation allowance	-
Net deferred tax asset	$47,900

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NOTE 7	SUBSEQUENT EVENT

Effective January 1, 2017 (the “Effective Date”), EMR Technology Solutions, Inc., a Nevada corporation (the “EMR”) entered into a Purchase Agreement (“Agreement”) by and among the Company and its sole shareholder Dr. John F. Stagl (the “Seller” and together with EMR and the Company, the “Parties”). Pursuant to the Agreement, EMR purchased all of the Capital Stock (as defined in the Agreement) of the Company from the Seller (the “ETI Shares”) in exchange for (i) $500,000, subject to certain post-closing adjustments for working capital and deferred revenue, consisting of (a) $300,000 in cash, and (b) a Convertible Promissory Note (the “Note”) issued in favor of the Seller in the principal amount of $200,000 payable over a 36 month period, with 6% annual interest, convertible into common stock of the Company at a price of $3.00 per share (the “Purchase Price”). On January 16, 2016, accordance with the terms and conditions of the Agreement, the Company became a wholly owned subsidiary of EMR (the “Closing Date”).

On the Closing Date, in connection with the Purchase Agreement, the Parties entered into a Non-Competition and Non-Disclosure Agreement (the “Non-Compete Agreement”). Pursuant to the Non-Compete Agreement, for a period of three years from the Closing Date, the Seller shall not, either for himself or through any other person, firm, corporation or other entity, directly or indirectly, engage in the same or similar business as the Company as an owner, employee, agent or partner or serve in an executive or other employment position with any other entity which operates a business that develops, sells or distributes services or software for electronic medical records within a 100 mile radius of any location where the Company has sold or distributed services or software for electronic medical records.

Effective February 27, 2017, in accordance with the terms of the Agreement, there were post-closing adjustments of $4,607 for working capital and $50,000 for deferred revenue in favor of EMR.

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